Exhibit 99.1

DIRECTV Announces First Quarter 2010 Results

DIRECTV Revenues Grow 14% to $5.61 Billion

  Increase primarily due to strong ARPU growth of 6.4% at DIRECTV U.S. and 9.5% at DIRECTV Latin America
  Results also driven by 321,000 net subscriber additions at DIRECTV, including record first quarter net additions of 221,000 at DIRECTV Latin America

DIRECTV Free Cash Flow More Than Doubles to $1.03 Billion

  Free cash flow growth driven by a 32% increase in DIRECTV U.S. operating profit before depreciation and amortization to $1.31 billion and a more than doubling at DIRECTV Latin America to $244 million
  Free cash flow growth also fueled by 450 basis point increase in DIRECTV U.S. operating profit before depreciation and amortization margin to 27.4%

DIRECTV Nearly Triples Diluted Earnings per Share to $0.59

Board Approves Company’s Plan to Reach 2.5 Times Leverage Target by Year-End 2011

EL SEGUNDO, Calif.--(BUSINESS WIRE)--May 6, 2010--DIRECTV (NASDAQ:DTV) today reported an increase in first quarter 2010 revenues of 14% to $5.61 billion, operating profit before depreciation and amortization1 (OPBDA) of 44% to $1.58 billion and a more than doubling of operating profit to $956 million compared to last year’s first quarter. DIRECTV reported that first quarter net income more than doubled to $558 million and diluted earnings per share nearly tripled to $0.59 compared with the same period last year.

“We’re starting 2010 with record-setting financial results that point to the tremendous operating and financial strengths of our businesses in both the U.S. and Latin America,” said Mike White, president and CEO of DIRECTV. “Driven by our differentiated and compelling suite of products and services offered throughout the Americas, DIRECTV achieved solid double digit revenue growth, significant margin expansion and a more than doubling of free cash flow in the quarter to an all-time high level.”

White added, “Our top priority for creating shareholder value will be to continue reinvesting in our core businesses but we are also committed to returning excess cash flow and liquidity to shareholders in a timely manner. In that regard, our Board approved the Company’s plan to reach a total debt to DIRECTV U.S. OPBDA leverage target of 2.5 times by the end of next year which we expect to achieve by opportunistically accessing the debt markets and repurchasing our shares. In addition, we will continue reviewing alternative ways of returning capital to shareholders with our Board on an ongoing basis.”

White finished, “Looking forward, we plan to build on DIRECTV’s operating momentum and its heritage of innovation. We have already begun extending our HD leadership as we launch more than 30 new HD channels over the coming weeks. Later this year, we will introduce several other compelling products including a greatly enhanced DIRECTV Cinema, multi-room viewing, 3D programming and the debut of our much-anticipated home media center. We also have exciting growth plans in Latin America highlighted by unparalleled coverage of the FIFA World Cup beginning next month including the region’s most comprehensive HD coverage and daily broadcasts of original content.”

DIRECTV’S OPERATIONAL REVIEW

DIRECTV Consolidated	Three Months
Dollars in Millions except Earnings	Ended March 31,
per Common Share	2010	2009
Revenues	$5,608	$4,901
Operating Profit Before Depreciation and Amortization(1)	1,575	1,090
Operating Profit	956	424
Net Income Attributable to DIRECTV	558	201
Diluted Earnings Per Common Share ($)	0.59	0.20
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	196	315
Cash Paid for Property, Equipment and Satellites	277	224
Cash Flow Before Interest and Taxes(2)	1,074	563
Free Cash Flow(3)	1,031	457

First Quarter Review

DIRECTV’s first quarter revenues of $5.61 billion increased 14% over the same period last year principally due to strong subscriber and ARPU growth at DIRECTV U.S. and DIRECTV Latin America, as well as $57 million of revenue mostly related to DIRECTV Sports Networks which was acquired as part of the transaction with Liberty Media Corporation in November 2009. Operating profit before depreciation and amortization increased 44% to $1.58 billion and operating profit more than doubled to $956 million primarily due to gross profit associated with higher revenues. Also contributing to the growth were lower subscriber acquisition costs at DIRECTV U.S. related to the decline in gross subscriber additions and lower general and administrative expenses at DIRECTV Latin America primarily due to a reduction in currency-related transaction charges in Venezuela. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset at DIRECTV U.S.

Net income attributable to DIRECTV more than doubled to $558 million and diluted earnings per share nearly tripled to $0.59 compared with the first quarter of last year primarily due to higher operating profit and a $67 million gain from the final settlement of the equity collars assumed in the Liberty transaction. These gains were partially offset by higher tax expense principally resulting from the increase in pre-tax earnings.

Cash flow before interest and taxes2 increased 91% to $1.07 billion and free cash flow3 more than doubled to $1.03 billion compared to the first quarter 2009 primarily due to higher OPBDA and a decline in capital expenditures driven by lower deployments of set-top receivers for new and existing customers at DIRECTV U.S. Cash paid for share repurchases which began February 24, 2010, was $466 million in the quarter. In March 2010, DIRECTV U.S. completed a $3.0 billion debt financing consisting of $1.2 billion in 3.550% Senior Notes due 2015, $1.3 billion in 5.200% Senior Notes due 2020 and $0.5 billion in 6.350% Senior Notes due 2040. DIRECTV also repaid $1.01 billion of senior secured facilities, including $985 million for the complete repayment of its Term Loan C and made payments of $1.54 billion to repay the debt and associated equity collars assumed in the Liberty transaction.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

First Quarter Review

	Three Months
DIRECTV U.S.	Ended March 31,
Dollars in Millions except ARPU	2010	2009
Revenue	$4,772	$4,303
Average Monthly Revenue per Subscriber (ARPU) ($)	85.47	80.35
Operating Profit Before Depreciation and Amortization(1)	1,306	986
Operating Profit	808	397
Cash Flow Before Interest and Taxes(2)	984	559
Free Cash Flow(3)	967	500
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	925	1,175
Average Monthly Subscriber Churn	1.48%	1.33%
Net Subscriber Additions	100	460
Cumulative Subscribers	18,660	18,081

In the quarter, DIRECTV U.S. revenues increased 11% to $4.77 billion primarily due to strong ARPU growth and the larger subscriber base. ARPU of $85.47 increased 6.4% due to programming package price increases, higher HD and DVR service fees, an extra week of revenues for the NFL SUNDAY TICKETTM package and higher advertising sales. Net additions of 100,000 were lower than a year ago primarily due to last year’s transition of free-to-air broadcasts from analog to digital as well as a tougher competitive environment. DIRECTV U.S. ended the quarter with 18.66 million subscribers, an increase of 3% over the 18.08 million subscribers reported on March 31, 2009.

First quarter OPBDA increased 32% to $1.31 billion and operating profit more than doubled to $808 million primarily due to gross profit associated with higher revenue and lower subscriber acquisition costs related to the decline in gross subscriber additions, as well as lower upgrade and retention costs. Operating profit was also favorably impacted by the completion of amortization for a subscriber-related intangible asset.

DIRECTV Latin America Segment

DIRECTV owns approximately 74% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DIRECTV Latin America (DTVLA), had approximately 2.20 million subscribers as of March 31, 2010 bringing the total subscribers in the region to 7.01 million.

First Quarter Review

	Three Months
DIRECTV Latin America	Ended March 31,
Dollars in Millions except ARPU	2010	2009
Revenue	$779	$598
Average Monthly Revenue per Subscriber (ARPU) ($)	55.24	50.43
Operating Profit Before Depreciation and Amortization(1)	244	119
Operating Profit	126	41
Cash Flow Before Interest and Taxes(2)	66	23
Free Cash Flow(3)	44	(24)
Subscriber Data(4) (in 000’s except Churn)
Gross Subscriber Additions	493	368
Average Monthly Subscriber Churn	1.93%	1.86%
Net Subscriber Additions	221	148
Cumulative Subscribers	4,809	4,028

Revenues for DIRECTV Latin America increased 30% to $779 million in the quarter principally due to strong subscriber growth and a 9.5% increase in ARPU. DTVLA’s first quarter net additions increased 49% to 221,000 subscribers primarily due to strong growth in Brazil, Colombia and Argentina. Gross additions increased 34% to an all-time record of 493,000 in the quarter largely due to increased demand for DVR, HD and pre-paid services, as well as more targeted customer promotions aimed at the middle-market segment. The increase in churn to 1.93% was mostly due to higher pre-paid churn in Venezuela. The increase in ARPU to $55.24 was mostly due to price increases, higher sales of HD and DVR services and favorable exchange rates in Brazil, partially offset by the devaluation in Venezuela.

DIRECTV Latin America’s first quarter 2010 OPBDA of $244 million was more than double last year’s results and operating profit more than tripled to $126 million primarily due to gross profit associated with higher revenue, as well as a larger first quarter 2009 charge in connection with the exchange of Venezuelan currency to U.S. dollars as a result of DTVLA’s ongoing efforts to repatriate cash from Venezuela. Also impacting operating profit were higher depreciation expenses mostly due to the increase in set-top boxes deployed related to the higher gross subscriber additions attained over the last year.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s first quarter 2010 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today May 6, 2010. Access to the earnings call is also available in the United States by dialing (877) 852-6575 and internationally by dialing (719) 325-4869. The conference ID number is 4566217. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The Replay pass code is 4566217. The replay will be available from 4:00 p.m. PT Thursday, May 6 through 9:59 p.m. PT Thursday, May 13 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2009 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. Gross and net subscriber additions as well as churn exclude the impact of the migration of approximately 3,000 subscribers in Central America to Sky Mexico in the first quarter of 2009. Cumulative subscriber totals include a reduction for the migration of these subscribers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; currency exchange controls; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability of third parties to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

DIRECTV (NASDAQ:DTV) is the world’s leading provider of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 18.6 million customers in the United States and over 7 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 65 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009

Revenues	$5,608	$4,901

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,314	2,025
Subscriber service expenses	395	352
Broadcast operations expenses	88	84
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	672	709
Upgrade and retention costs	260	281
General and administrative expenses	304	360
Depreciation and amortization expense	619	666
Total operating costs and expenses	4,652	4,477

Operating profit	956	424

Interest income	11	10
Interest expense	(115)	(101)
Liberty transaction and related gains	67	-
Other, net	6	3

Income before income taxes	925	336

Income tax expense	(350)	(124)

Net income	575	212

Less: Net income attributable to noncontrolling interest	(17)	(11)

Net income attributable to DIRECTV	$558	$201

Basic earnings attributable to DIRECTV per common share	$0.60	$0.20

Diluted earnings attributable to DIRECTV per common share	$0.59	$0.20

Weighted average number of common shares outstanding (in millions)
Basic	931	1,018
Diluted	938	1,021

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$3,488	$2,605
Accounts receivable, net of allowances of $59 and $56	1,543	1,625
Inventories	222	212
Deferred income taxes	148	217
Prepaid expenses and other	327	396

Total current assets	5,728	5,055
Satellites, net	2,288	2,338
Property and equipment, net	4,074	4,138
Goodwill	4,108	4,164
Intangible assets, net	1,175	1,131
Investments and other assets	1,453	1,434

Total assets	$18,826	$18,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,639	$3,757
Unearned subscriber revenues and deferred credits	401	434
Current portion of long-term debt	360	1,510

Total current liabilities	4,400	5,701
Long-term debt	8,438	6,500
Deferred income taxes	1,085	1,070
Other liabilities and deferred credits	1,572	1,678
Commitments and contingencies
Redeemable noncontrolling interest	400	400
Stockholders' equity	2,931	2,911

Total liabilities and stockholders' equity	$18,826	$18,260

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Operating Activities
Net income	$575	$212
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	619	666
Amortization of deferred revenues and deferred credits	(8)	(18)
Share-based compensation expense	20	17
Dividends received	47	-
Net foreign currency transaction loss	8	-
Liberty transaction and related gains	(67)	-
Deferred income taxes	62	50
Other	(5)	12
Change in other operating assets and liabilities:
Accounts receivable	83	101
Inventories	(10)	-
Prepaid expenses and other	67	18
Accounts payable and accrued liabilities	164	(105)
Unearned subscriber revenue and deferred credits	(33)	17
Other, net	(18)	26
Net cash provided by operating activities	1,504	996
Cash Flows From Investing Activities
Cash paid for property and equipment	(465)	(522)
Cash paid for satellites	(8)	(17)
Investment in companies, net of cash acquired	-	(3)
Other, net	(23)	-
Net cash used in investing activities	(496)	(542)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,996	-
Debt issuance costs	(14)	-
Repayment of long-term debt	(1,013)	(18)
Repayment of collar loan	(1,537)	-
Repayment of other long-term obligations	(30)	(28)
Common shares repurchased and retired	(466)	(346)
Stock options exercised	-	29
Taxes paid in lieu of shares issued for share-based compensation	(70)	-
Excess tax benefit from share-based compensation	9	9
Net cash used in financing activities	(125)	(354)
Net increase in cash and cash equivalents	883	100
Cash and cash equivalents at beginning of the period	2,605	2,005
Cash and cash equivalents at the end of the period	$3,488	$2,105

Supplemental Cash Flow Information
Cash paid for interest	$36	$74
Cash paid for income taxes	18	42

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended
	March 31,
	2010	2009
DIRECTV U.S.
Revenues	$4,772	$4,303
Operating profit before depreciation and amortization (1)	1,306	986
Operating profit before depreciation and amortization margin (1)	27.4%	22.9%
Operating profit	$808	$397
Operating profit margin	16.9%	9.2%
Depreciation and amortization	$498	$589
Capital expenditures	313	435

DIRECTV LATIN AMERICA
Revenues	$779	$598
Operating profit before depreciation and amortization (1)	244	119
Operating profit before depreciation and amortization margin (1)	31.3%	19.9%
Operating profit	$126	$41
Operating profit margin	16.2%	6.9%
Depreciation and amortization	$118	$78
Capital expenditures	159	103

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$57	$-
Operating profit (loss) before depreciation and amortization (1)	25	(15)
Operating profit before depreciation and amortization margin (1)	43.9%	-
Operating profit (loss)	$22	$(14)
Operating profit margin	38.6%	-
Depreciation and amortization	$3	$(1)
Capital expenditures	1	1

TOTAL
Revenues	$5,608	$4,901
Operating profit before depreciation and amortization (1)	1,575	1,090
Operating profit before depreciation and amortization margin (1)	28.1%	22.2%
Operating profit	$956	$424
Operating profit margin	17.0%	8.7%
Depreciation and amortization	$619	$666
Capital expenditures	473	539
(1)	See footnote 1 above.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Revenues	$4,772	$4,303

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,014	1,808
Subscriber service expenses	323	301
Broadcast operations expenses	69	69
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	595	653
Upgrade and retention costs	250	274
General and administrative expenses	215	212
Depreciation and amortization expense	498	589
Total operating costs and expenses	3,964	3,906

Operating profit	808	397

Interest income	3	2
Interest expense	(97)	(84)
Other, net	(5)	(1)

Income before income taxes	709	314

Income tax expense	(276)	(117)

Net income	$433	$197

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	March 31,	December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$1,137	$1,716
Accounts receivable, net of allowances of $32 and $29	1,330	1,421
Inventories	208	200
Deferred income taxes	31	60
Prepaid expenses and other	149	163

Total current assets	2,855	3,560
Satellites, net	1,833	1,870
Property and equipment, net	2,879	2,998
Goodwill	3,167	3,167
Intangible assets, net	552	582
Other assets	243	231

Total assets	$11,529	$12,408

LIABILITIES AND OWNER’S EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,973	$2,727
Unearned subscriber revenues and deferred credits	328	353
Current portion of long-term debt	360	308

Total current liabilities	3,661	3,388
Long-term debt	8,438	6,500
Deferred income taxes	549	559
Other liabilities and deferred credits	473	510
Commitments and contingencies
Owner’s equity (deficit)	(1,592)	1,451

Total liabilities and owner’s equity	$11,529	$12,408

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash Flows From Operating Activities
Net income	$433	$197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	498	589
Amortization of deferred revenues and deferred credits	(8)	(18)
Share-based compensation expense	16	14
Deferred income taxes	34	35
Other	10	3
Change in other operating assets and liabilities:
Accounts receivable	90	102
Inventories	(8)	(1)
Prepaid expenses and other	15	47
Accounts payable and accrued liabilities	238	(64)
Unearned subscriber revenue and deferred credits	(25)	9
Other, net	(13)	22
Net cash provided by operating activities	1,280	935
Cash Flows From Investing Activities
Cash paid for property and equipment	(109)	(103)
Cash paid for subscriber leased equipment - subscriber acquisitions	(115)	(179)
Cash paid for subscriber leased equipment - upgrade and retention	(81)	(136)
Cash paid for satellites	(8)	(17)
Investment in companies, net of cash acquired	-	(3)
Net cash used in investing activities	(313)	(438)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	2,996	-
Debt issuance costs	(14)	-
Repayment of long-term debt	(1,013)	(18)
Repayment of other long-term obligations	(23)	(22)
Cash dividends to Parent	(3,500)	-
Excess tax benefit from share-based compensation	8	6
Net cash used in financing activities	(1,546)	(34)
Net (decrease) increase in cash and cash equivalents	(579)	463
Cash and cash equivalents at beginning of the period	1,716	1,149
Cash and cash equivalents at end of the period	$1,137	$1,612

Supplemental Cash Flow Information
Cash paid for interest	$19	$58
Cash paid for income taxes	1	3

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended
	March 31,
	2010	2009

Operating Profit Before Depreciation and Amortization	$1,575	$1,090
Subtract: Depreciation and amortization expense	619	666
Operating Profit	$956	$424

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which is expected to be filed with the SEC in May 2010.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2010	2009

Cash Flow Before Interest and Taxes	$1,074	$563
Adjustments:
Cash paid for interest	(36)	(74)
Interest income	11	10
Income taxes paid	(18)	(42)
Subtotal - Free Cash Flow	1,031	457
Add Cash Paid For:
Property and equipment	465	522
Satellites	8	17
Net Cash Provided by Operating Activities	$1,504	$996

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2010	2009

Cash Flow Before Interest and Taxes	$66	$23
Adjustments:
Cash paid for interest	(15)	(17)
Interest income	7	7
Income taxes paid	(14)	(37)
Subtotal - Free Cash Flow	44	(24)
Add Cash Paid For:
Property and equipment	159	103
Net Cash Provided by Operating Activities	$203	$79
(2) and (3) - See footnotes above of this earnings release.

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended
	March 31,
	2010	2009

Operating Profit	$808	$397
Adjustments:
Subscriber acquisition costs (expensed)	595	653
Depreciation and amortization expense	498	589
Cash paid for subscriber leased equipment - upgrade and retention	(81)	(136)
Pre-SAC margin*	$1,820	$1,503
Pre-SAC margin as a percentage of revenue*	38.1%	34.9%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended
	March 31,
	2010	2009

Cash Flow Before Interest and Taxes	$984	$559
Adjustments:
Cash paid for interest	(19)	(58)
Interest income	3	2
Income taxes paid	(1)	(3)
Subtotal - Free Cash Flow	967	500
Add Cash Paid For:
Property and equipment	109	103
Subscriber leased equipment - subscriber acquisitions	115	179
Subscriber leased equipment - upgrade and retention	81	136
Satellites	8	17
Net Cash Provided by Operating Activities	$1,280	$935

(2) and (3) - See footnotes above of this earnings release.

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to  “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures.  To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended
	March 31,
	2010	2009
	(Dollars in Millions, Except SAC Amounts)

Subscriber acquisition costs (expensed)	$595	$653
Cash paid for subscriber leased equipment - subscriber acquisitions	115	179
Total acquisition costs	$710	$832
Gross subscriber additions (000's)	925	1,175
Average subscriber acquisition costs-per subscriber (SAC)	$768	$708

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808